OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CYBERONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

January 24, 2007
Dear Fellow Cyberonics Stockholder,
Cyberonics’ February 1st Annual Meeting of Stockholders is rapidly approaching, and your vote is important, no matter how many, or how few, shares you own. We urge you to support your Board of Directors by signing, dating and returning the enclosed WHITE proxy card today.
In advance of the Annual Meeting, members of our Board and management team have been meeting with stockholders to have open discussions about the future of our Company. We have appreciated the opportunity to exchange ideas and share our vision of Cyberonics’ bright future. While we did not seek out this proxy contest — and indeed, sought to avoid it — we are grateful for the opportunity it has provided us to meet with you and benefit from your insights. We are resolutely focused on creating stockholder value, and we are actively executing on a strategy designed to make it happen.
YOUR BOARD HAS IMPLEMENTED STRONG
CORPORATE GOVERNANCE SAFEGUARDS
You should be aware that your Board has proactively addressed a number of governance issues over the past year, even before this proxy contest began. For example, the Company has adopted an option grants policy with underlying work instructions that are meant to ensure tight administrative accountability. The work instructions describe the process for initiating, approving, and documenting all equity grants and the persons responsible for each step of the process. Among the highlights of the policy are:
•	Officers and directors are not eligible to receive options. Equity grants to officers and directors will be limited to restricted stock. This codifies a practice adopted in 2004.

•	Restricted stock grants to officers and directors can be made only once each year on the date of the annual meeting.

•	Equity grants to other employees can be made only once each quarter in the 7th week of the fiscal quarter. All paperwork for these grants (other than Compensation Committee approval) must be complete by the 4th week of the quarter.
VOTING ADVISORY FIRM ISS RECOGNIZES OUR STEADILY INCREASING REVENUES,
COST CUTTING EFFORTS, AND INCREASING GROSS PROFIT MARGINS
In addition to recognizing a number of improvements our Board is making, we are pleased that Institutional Shareholder Services (ISS), a leading independent voting advisory service, recommended that Cyberonics stockholders vote to re-elect Cyberonics’ Chairman, Tony Coelho, to the Cyberonics Board of Directors. In its January 22, 2007 report, ISS stated:
•	"[O]perationally the company has been able to steadily increase its revenues, expand into international markets, and as a result of an internal cost structure review, has been able to increase its gross profit margins.”*

•	“The company is awaiting favorable coverage from the large national and regional insurance payers which may require close relationships with constituencies such as lawmakers, regulators, providers and major payers which could be critical to the company’s success. We believe that the presence of Tony Coelho on the board could enhance this process, particularly given his experience and his position as the chairman of the Epilepsy Foundation. As such, we believe that Tony Coelho should continue as a director.”*

•	"[W]e believe that replacement of Tony Coelho could negatively impact the execution of the company’s business plan, in particular obtaining broad-based national and regional coverage policy for treatment using the VNS device.”*

OUR BOARD AND MANAGEMENT HAVE IN PLACE A STRATEGIC PLAN
We’ve heard in our meetings with stockholders that you would like a clearer understanding of our plan to create value and of the key milestones on the path ahead. We’re proud of the actions we have already taken to position Cyberonics for continued success. As a result of these efforts, Cyberonics is now a stronger company with less risk and uncertainty. Our focus is on obtaining broad-based national and regional coverage policy for Vagus Nerve Stimulation Therapy (VNS Therapy) in treatment-resistant depress (TRD) more quickly than we did for refractory epilepsy.
As you may know, we expect to receive a proposed national coverage determination for VNS Therapy in TRD from the Centers for Medicare & Medicaid Services (CMS) on February 7, 2007. If favorable, this will be an important step forward in the quest for TRD coverage. During the first public comment period for our TRD coverage request, CMS received 1,329 public comments, 99.5% of which favored coverage for TRD, including comments from 258 psychiatric thought leaders and psychiatrists, 50 neurologists, more than 100 other healthcare professionals, 645 patients and family members, 41 patient advocacy groups, and more than 20 members of Congress.
Given the body of clinical evidence that VNS Therapy in TRD is safe and effective, and the overwhelming support among physicians and patients, CMS should propose a favorable coverage policy for our life-altering product. Even if CMS proposes a favorable coverage policy, however, our quest for coverage among major private payers and the sales growth that will accompany increased coverage must continue anew. In this regard, continuity on your Board is critical as the current Board members have relationships with key constituencies that are critical to our success, in particular, key contacts with lawmakers, regulators, providers and major payors — our most important constituencies.
WE URGE YOU NOT TO JEOPARDIZE THE CONSIDERABLE SUCCESS
WE HAVE ALREADY ACHIEVED
Your Board unanimously recommends that Cyberonics stockholders vote to reelect the following highly qualified individuals: Stanley H. Appel, M.D., Tony Coelho, Guy C. Jackson, Kevin S. Moore, Hugh M. Morrison, Alan J. Olsen, Michael J. Strauss, M.D., M.P.H., and Reese S. Terry, Jr. Each of these directors possesses extensive and relevant experience, and relationships with key constituencies that are critical to the Company’s success.
TIME IS SHORT. Protect your investment in Cyberonics TODAY by voting your shares by phone, by using the internet, or by signing, dating and returning the enclosed WHITE proxy card.
On behalf of your Board of Directors, thank you for your continued support.

TONY COELHO	REESE S. TERRY, JR.
Chairman of the Board of Directors	Interim Chief Executive Officer

Your vote is extremely important — no matter how many or
how few shares you own.
Remember, you may be able to vote by telephone or by the Internet—simply follow the easy instructions on the enclosed WHITE proxy card. To vote your shares by mail, please sign, date and return the enclosed WHITE proxy card TODAY in the postage-paid envelope provided. Please note that, even if you have previously returned a Gold proxy card in error, you have every legal right to change your vote — only your latest-dated proxy counts.
IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED ADDITIONAL ASSISTANCE,
PLEASE CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:
INNISFREE M&A INCORPORATED
STOCKHOLDERS CALL TOLL FREE AT 1-877-825-8631.
Additional Informational and Forward-Looking Statements
These Definitive Additional Materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in these Definitive Additional Materials are based upon information presently available to the Company and assumptions that the Company believes to be reasonable. The Company is not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements regarding creating stockholder value, obtaining favorable reimbursement coverage by CMS and other payers for VNS Therapy in TRD, and execution of our business plan. The Company’s actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of the Company’s product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer’s disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the impact of the previously announced restatement of the Company’s financial statements or other actions that might be taken or required as a result of the review by the Audit Committee of the Company’s Board of Directors of the Company’s stock option grants, procedures, and practices, including a default under credit facilities or debt instruments; any litigation relating thereto or to the Company’s stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with compliance with the requirements of the NASDAQ Panel to avoid possible delisting of the Company’s stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties associated with stockholder litigation and other risks detailed from time to time in the Company’s filings with the SEC. For a detailed discussion of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 28, 2006.

FOR IMMEDIATE RELEASE
CYBERONICS SENDS LETTER TO STOCKHOLDERS
Urges Stockholders to Reelect Board’s Highly Qualified Nominees
HOUSTON, Texas — January 24, 2007 — Cyberonics, Inc. (NASDAQ: CYBX) today announced that it will send the following letter to stockholders urging them to vote to reelect the Board’s highly qualified nominees, Stanley H. Appel, M.D., Tony Coelho, Guy C. Jackson, Kevin S. Moore, Hugh M. Morrison, Alan J. Olsen, Michael J. Strauss, M.D., M.P.H., and Reese S. Terry, Jr.
January 24, 2007
Dear Fellow Cyberonics Stockholder,
Cyberonics’ February 1st Annual Meeting of Stockholders is rapidly approaching, and your vote is important, no matter how many, or how few, shares you own. We urge you to support your Board of Directors by signing, dating and returning the enclosed WHITE proxy card today.
In advance of the Annual Meeting, members of our Board and management team have been meeting with stockholders to have open discussions about the future of our Company. We have appreciated the opportunity to exchange ideas and share our vision of Cyberonics’ bright future. While we did not seek out this proxy contest — and indeed, sought to avoid it — we are grateful for the opportunity it has provided us to meet with you and benefit from your insights. We are resolutely focused on creating stockholder value, and we are actively executing on a strategy designed to make it happen.
YOUR BOARD HAS IMPLEMENTED STRONG
CORPORATE GOVERNANCE SAFEGUARDS
You should be aware that your Board has proactively addressed a number of governance issues over the past year, even before this proxy contest began. For example, the Company has adopted an option grants policy with underlying work instructions that are meant to ensure tight administrative accountability. The work instructions describe the process for initiating, approving, and documenting all equity grants and the persons responsible for each step of the process. Among the highlights of the policy are:
•	Officers and directors are not eligible to receive options. Equity grants to officers and directors will be limited to restricted stock. This codifies a practice adopted in 2004.

•	Restricted stock grants to officers and directors can be made only once each year on the date of the annual meeting.

•	Equity grants to other employees can be made only once each quarter in the 7th week of the fiscal quarter. All paperwork for these grants (other than Compensation Committee approval) must be complete by the 4th week of the quarter.

VOTING ADVISORY FIRM ISS RECOGNIZES OUR STEADILY INCREASING REVENUES,
COST CUTTING EFFORTS, AND INCREASING GROSS PROFIT MARGINS
In addition to recognizing a number of improvements our Board is making, we are pleased that Institutional Shareholder Services (ISS), a leading independent voting advisory service, recommended that Cyberonics stockholders vote to re-elect Cyberonics’ Chairman, Tony Coelho, to the Cyberonics Board of Directors. In its January 22, 2007 report, ISS stated:
•	"[O]perationally the company has been able to steadily increase its revenues, expand into international markets, and as a result of an internal cost structure review, has been able to increase its gross profit margins.”*

•	“The company is awaiting favorable coverage from the large national and regional insurance payers which may require close relationships with constituencies such as lawmakers, regulators, providers and major payers which could be critical to the company’s success. We believe that the presence of Tony Coelho on the board could enhance this process, particularly given his experience and his position as the chairman of the Epilepsy Foundation. As such, we believe that Tony Coelho should continue as a director.”*

•	"[W]e believe that replacement of Tony Coelho could negatively impact the execution of the company’s business plan, in particular obtaining broad-based national and regional coverage policy for treatment using the VNS device.”*
OUR BOARD AND MANAGEMENT HAVE IN PLACE A STRATEGIC PLAN
We’ve heard in our meetings with stockholders that you would like a clearer understanding of our plan to create value and of the key milestones on the path ahead. We’re proud of the actions we have already taken to position Cyberonics for continued success. As a result of these efforts, Cyberonics is now a stronger company with less risk and uncertainty. Our focus is on obtaining broad-based national and regional coverage policy for Vagus Nerve Stimulation Therapy (VNS Therapy) in treatment-resistant depress (TRD) more quickly than we did for refractory epilepsy.
As you may know, we expect to receive a proposed national coverage determination for VNS Therapy in TRD from the Centers for Medicare & Medicaid Services (CMS) on February 7, 2007. If favorable, this will be an important step forward in the quest for TRD coverage. During the first public comment period for our TRD coverage request, CMS received 1,329 public comments, 99.5% of which favored coverage for TRD, including comments from 258 psychiatric thought leaders and psychiatrists, 50 neurologists, more than 100 other healthcare professionals, 645 patients and family members, 41 patient advocacy groups, and more than 20 members of Congress.

Given the body of clinical evidence that VNS Therapy in TRD is safe and effective, and the overwhelming support among physicians and patients, CMS should propose a favorable coverage policy for our life-altering product. Even if CMS proposes a favorable coverage policy, however, our quest for coverage among major private payers and the sales growth that will accompany increased coverage must continue anew. In this regard, continuity on your Board is critical as the current Board members have relationships with key constituencies that are critical to our success, in particular, key contacts with lawmakers, regulators, providers and major payors — our most important constituencies.
WE URGE YOU NOT TO JEOPARDIZE THE CONSIDERABLE SUCCESS
WE HAVE ALREADY ACHIEVED
Your Board unanimously recommends that Cyberonics stockholders vote to reelect the following highly qualified individuals: Stanley H. Appel, M.D., Tony Coelho, Guy C. Jackson, Kevin S. Moore, Hugh M. Morrison, Alan J. Olsen, Michael J. Strauss, M.D., M.P.H., and Reese S. Terry, Jr. Each of these directors possesses extensive and relevant experience, and relationships with key constituencies that are critical to the Company’s success.
TIME IS SHORT. Protect your investment in Cyberonics TODAY by voting your shares by phone, by using the internet, or by signing, dating and returning the enclosed WHITE proxy card.
On behalf of your Board of Directors, thank you for your continued support.

TONY COELHO	REESE S. TERRY, JR.
Chairman of the Board of Directors	Interim Chief Executive Officer
About VNS Therapy and Cyberonics
Information on Cyberonics, Inc. and VNS Therapy is available at www.cyberonics.com and www.vnstherapy.com.
Additional Informational and Forward-Looking Statements
These Definitive Additional Materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in these Definitive Additional Materials are based upon information presently available to the Company and assumptions that the Company believes to be reasonable. The Company is not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements regarding creating stockholder value, obtaining favorable reimbursement coverage by CMS and other payers for VNS Therapy in TRD, and execution of our business plan. The Company’s actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of the Company’s product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer’s disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the impact of the previously announced restatement of the Company’s financial statements or other actions that might be taken or required as a result of the review by the Audit Committee of the Company’s Board of Directors of the Company’s stock option grants, procedures, and practices, including a default under credit facilities or debt instruments; any litigation relating thereto or to the Company’s stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with compliance with the requirements of the NASDAQ Panel to avoid possible delisting of the Company’s stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties associated with stockholder litigation and other risks detailed from time to time in the Company’s filings with the SEC. For a detailed discussion of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 28, 2006.
CONTACT INFORMATION:
Eric Brielmann / Jeremy Jacobs
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449